================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): August 20, 2004




                               APACHE CORPORATION
               (Exact name of registrant as specified in Charter)


          DELAWARE                      1-4300                  41-0747868
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)


                              ONE POST OAK CENTRAL
                             2000 POST OAK BOULEVARD
                                    SUITE 100
                            HOUSTON, TEXAS 77056-4400
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (713) 296-6000


================================================================================

ITEM 5. OTHER EVENTS

On August 20, 2004, Apache announced that it has signed a definitive agreement to acquire all of Anadarko Petroleum Corporation's properties located on the Outer Continental Shelf of the Gulf of Mexico for $537 million, effective as of October 1, 2004. The acquisition includes 78 fields on 241 offshore blocks (approximately 693,000 net acres), including 93 undeveloped blocks and 112 platforms. Apache will operate 53 of the fields with 80 percent of the production and 85 percent of the net reserves. Apache will book proved reserves of approximately 61 million barrels of oil equivalent (MMboe) of which 51 percent is natural gas.

Prior to the Apache transaction, Morgan Stanley Capital Group Inc. agreed to pay Anadarko $775 million to acquire an overriding royalty interest in 24 MMboe of lower-risk reserves estimated to be produced over the next four years. Apache will record a $99 million liability to reflect the future cost of producing and delivering the reserves to Morgan Stanley but will not book these reserves. Apache will book the remaining reserves at a lower cost per barrel equivalent and retains all of the potential upside from future exploration and development activities. Apache's share of the acquired production is estimated to average 50 million cubic feet (MMcf) of natural gas and 3,000 barrels of liquid hydrocarbons per day in the fourth quarter 2004.

Apache has hedged 70,000, 90,000 and 90,000 million Btu (MMBtu) of gas per day, respectively, over the next three years. The hedges are in the form of costless collars with floors of $6.00, $5.50 and $5.25 per MMbtu and ceilings of $6.78, $6.66 and $6.20 per MMbtu. On the oil, Apache has costless collars on 6,000, 8,000 and 7,000 barrels per day, respectively through 2007, with floors of $37.00, $34.00 and $33.00 per barrel and ceilings of $43.50, $41.50 and $39.25 per barrel.

The transaction is expected to close by the end of the third quarter 2004, subject to Hart-Scott-Rodino review and normal post-closing adjustments. Additionally, some of the properties are subject to preferential rights, which may be exercised by third-party owners. The purchase is being funded with commercial paper and cash on hand.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            APACHE CORPORATION


Date:  August 20, 2004                      By:  Roger B. Plank
                                                --------------------------------
                                                 Roger B. Plank
                                                 Executive Vice President and
                                                   Chief Financial Officer